Exhibit 3.35(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:04 PM 06/02/2003
FILED 11:59 AM 06/02/2002
SRV 030361228 - 3664958 FILE

CERTIFICATE OF FORMATION

OF

TEXAS PHARMACEUTICAL SERVICES, LLC

The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

1.                                       NAME.  The name of the limited liability company is TEXAS PHARMACEUTICAL SERVICES, LLC.

2.                                       REGISTERED OFFICE.  The address of the limited liability company’s registered office is 1209 Orange Street, Wilmington, Delaware 19801.

3.                                       REGISTERED AGENT.  The name and address of the limited liability company’s registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of TEXAS PHARMACEUTICAL SERVICES, LLC this 30th day of May 2003.

By:	/s/	Phillip H. Watts
Phillip H. Watts
Authorized Person